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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Press Contact:                                       Investor Contact:
Robin Schnug                                         Michael J. Rockenbach
Manager, Public Relations                            Chief Financial Officer
(714) 513-8152                                       (714) 513-8213
robin.schnug@emulex.com


                     EMULEX COMPLETES ACQUISITION OF GIGANET

        COSTA MESA, CALIF., MARCH 1, 2001. . . Emulex Corporation (NASDAQ:EMLX), the world's leading supplier of Fibre Channel host adapters, today announced that it has completed the acquisition of Giganet, Inc., a leading developer of Virtual Interface (VI) based IP networking solutions. Emulex will now offer the industry a wide range of storage networking technologies, enabling OEM customers to look to a single source supplier for Fibre Channel and IP-based storage networking host bus adapters (HBAs).

        Giganet has become the IP Networking Group of Emulex, complementing the Company's existing Fibre Channel operations. Ron Quagliara, Chief Technology Officer of Emulex, has assumed the role of President of the IP Networking Group, and Kirk Roller, formerly Senior Vice President of Worldwide Sales and Marketing of Emulex, has assumed a newly-created position of Chief Operating Officer of Emulex. In addition, Fred Gill has broadened his management responsibilities and has taken the post of Executive Vice President of Worldwide Sales.

        In connection with the acquisition, Emulex issued or reserved for issuance upon exercise of assumed options or warrants an aggregate of 8.0 million shares of its common stock (after adjusting for the two-for-one stock split effective December 18, 2000) in exchange for all outstanding shares of Giganet common and preferred stock and upon exercise of outstanding stock options and warrants of Giganet. Of the total shares issued, 800,000 will be held in escrow pursuant to the terms of the acquisition agreements.

        The merger transaction will be accounted for under the purchase method of accounting. Emulex will record a one-time charge for purchased in-process research and development expenses related to the acquisition in its third fiscal quarter, ending April 1, 2001.

ABOUT EMULEX

        Emulex Corporation is a leading supplier and developer of Fibre Channel, IP and ATM-based host bus adapters for the storage networking and system area networking markets. Emulex's LightPulse(R) and Giganet(R) product families are based on internally developed ASIC, firmware and software technologies, and offer customers high performance, scalability, flexibility and reduced total cost of ownership. The Company's products have been selected by the world's leading server and storage providers, including Compaq, Dell, EMC, Fujitsu-Siemens, Groupe Bull, Hewlett-Packard, Hitachi Data Systems, IBM, NEC, Network Appliance and Unisys. In addition, Emulex includes industry leaders Brocade, INRANGE, Intel, Legato, McDATA, Microsoft, and Veritas among its strategic partners.

        Emulex markets to OEMs and end users through its own worldwide selling organization, as well as its two-tier distribution partners, including ACAL, Avnet, Bell Microproducts, Info-X, Tech Data and TidalWire. Corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at www.emulex.com.

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Emulex Completes Giganet Acquisition
March 1, 2001
Page 2 of 2


EMULEX | WE NETWORK STORAGE

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"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include the following: Emulex's and Giganet's markets are characterized by rapidly changing technology, evolving industry standards and frequent introductions of new products and enhancements, and the combined companies may not be able to respond to such changes on a timely basis; the fibre channel and IP market are at early stages of development; changes in economic conditions or changes in end-user demand for technology solutions, including the possibility of slower than expected growth in demand for Fibre Channel solutions; possible delays in OEM launches of products enabled by the company's solutions or deferrals in orders for the company's solutions by these OEMs; Giganet's VI/IP products remain in the development stage and are subject to significant technical, competitive and market acceptance risks; the ability of Emulex to effectively integrate Giganet's operations into its own; the highly competitive nature of the markets for Emulex's and Giganet's products as well as pricing pressures that may result from such competitive conditions; the combined companies' ability to attract and retain skilled personnel; the companies' reliance on third-party suppliers for components used in the companies' products and on manufacturing subcontractors that assemble and distribute the company's products; the companies' reliance on certain OEMs, distributors and key customers; potential losses on strategic business investments; and potential fluctuations in Emulex's future effective tax rate. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are also discussed in the company's filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q.


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This news release refers to various products and companies by their trade names.
In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

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